                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-132042

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                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A12
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                           $367,716,400 (APPROXIMATE)

                                IndyMac MBS, INC.
                                    DEPOSITOR

                           [IndyMac BANK, F.S.B. LOGO]

                          SPONSOR, SELLER AND SERVICER

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     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus . Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus . If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus , if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

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                FREE WRITING PROSPECTUS DATED SEPTEMBER 27, 2006

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A12

  DISTRIBUTIONS PAYABLE MONTHLY ON THE 25TH DAY OF THE MONTH, BEGINNING OCTOBER
                                    25, 2006

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     The following classes of certificates are offered pursuant to this free writing prospectus :

                INITIAL CLASS                                      INITIAL CLASS
            CERTIFICATE BALANCE /                              CERTIFICATE BALANCE /
              INITIAL NOTIONAL      PASS-THROUGH                 INITIAL NOTIONAL      PASS-THROUGH
  CLASS          AMOUNT (1)           RATE (2)       CLASS          AMOUNT (1)           RATE (2)
---------   ---------------------   ------------   ---------   ---------------------   ------------

Class A-1      $   289,176,000          6.25%      Class A-X        $39,564,940 (3)        6.25%
Class A-2      $    22,259,000          6.25%      Class A-R        $       100            6.25%
Class A-3      $    37,407,000          6.00%      Class B-1        $10,475,000            6.25%
Class A-4      $    37,407,000 (3)      0.25%      Class B-2        $ 4,863,000            6.25%
Class PO       $       917,300           (4)       Class B-3        $ 2,619,000            6.25%

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)  The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary -- Description of the Certificates."

(3)  The Class A-4 and the Class A-X Certificates are interest only, notional amount certificates. The initial notional amounts for the notional amount certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.

(4)  The Class PO Certificates are principal only certificates and will not bear interest.

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                                     SUMMARY

ISSUING ENTITY

Residential Asset Securitization Trust 2006-A12, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this free writing prospectus.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this free writing prospectus.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its
telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN0612, and its telephone number is (714) 247-6000.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan (referred to as the cut-off date).

CLOSING DATE

On or about September 27, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

Aggregate Current Principal Balance    $374,074,923.19

Weighted Average Mortgage Rate             7.111%

Range of Mortgage Rates               5.750% to 9.500%

Average Current Principal Balance       $612,233.92

Range of Outstanding Principal
   Balances                             $242,400 to
                                         $2,597,706

Weighted Average Original
   Loan-to-Value Ratio                     72.62%

Weighted Average Original Term to
   Maturity                              360 months

Weighted Average Credit Bureau Risk
   Score                                    710

Weighted Average Remaining Term to
   Stated Maturity                      359 months

Geographic Concentrations in excess
   of 10%:

   California                             44.18%

   New York                               10.94%

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                                  INITIAL CLASS
                                   CERTIFICATE
                                BALANCE / INITIAL                                              FINAL SCHEDULED      INITIAL RATING
           CLASS               NOTIONAL AMOUNT (1)                    TYPE                  DISTRIBUTION DATE (2)   (FITCH/S&P)(3)
----------------------------   -------------------   ------------------------------------   ---------------------   --------------
OFFERED CERTIFICATES

A-1.........................       $289,176,000         Senior/Fixed Pass-Through Rate         November 2036            AAA/AAA
A-2.........................       $ 22,259,000         Senior/Fixed Pass-Through Rate         November 2036            AAA/AAA
A-3.........................       $ 37,407,000         Senior/Fixed Pass-Through Rate         November 2036            AAA/AAA
A-4.........................       $ 37,407,000(5)      Senior/Notional Amount/Interest
                                                         Only/Fixed Pass-Through Rate          November 2036            AAA/AAA
A-X.........................       $ 39,564,940        Senior /Notional Amount/Interest
                                                         Only/Fixed Pass-Through Rate          November 2036            AAA/AAA
PO..........................           $917,300             Senior/Principal Only              November 2036            AAA/AAA
A-R.........................               $100             Senior/REMIC Residual              November 2036            AAA/AAA
B-1.........................       $ 10,475,000      Subordinate/Fixed Pass-Through Rate       November 2036             NR/AA
B-2.........................       $  4,863,000      Subordinate/Fixed Pass-Through Rate       November 2036             NR /A
B-3.........................       $  2,619,000      Subordinate/Fixed Pass-Through Rate       November 2036             NR/BBB

NON-OFFERED CERTIFICATES (6)

B-4.........................       $  2,806,000      Subordinate/Fixed Pass-Through Rate       November 2036             NR/BB
B-5.........................       $  2,057,000      Subordinate/ Fixed Pass-Through Rate      November 2036              NR/B
B-6.........................       $  1,495,523      Subordinate/ Fixed Pass-Through Rate      November 2036             NR/NR
P...........................       $        100               Prepayment Charges                    N/A

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(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 5% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)  The final scheduled distribution date is the month after the month of the latest stated maturity date of any Mortgage Loan.

(3)  The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
     Companies, Inc. ("S&P") and Fitch, Inc. ("FITCH"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(5)  The notional amount of this class of certificates will be calculated as described in this free writing prospectus under "Description of the
     Certificates--Notional Amount Certificates."

(6)  The Class B-4, Class B-5, Class B-6 and Class P Certificates are not
     offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

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     The certificates will also have the following characteristics:

                                                                                          INTEREST
                           INITIAL PASS-THROUGH                       INTEREST ACCRUAL    ACCRUAL
          CLASS                  RATE (1)         PASS-THROUGH RATE        PERIOD        CONVENTION
------------------------   --------------------   -----------------   ----------------   ----------

OFFERED CERTIFICATES
A-1.....................          6.25%                 6.25%          calendar month    30/360(2)
A-2.....................          6.25%                 6.25%          calendar month    30/360(2)
A-3.....................          6.00%                 6.00%          calendar month    30/360(2)
A-4.....................          0.25%                 0.25%          calendar month    30/360(2)
A-X.....................          6.25%                 6.25%          calendar month    30/360(2)
PO......................           (3)                   (3)                 (3)            (3)
A-R.....................          6.25%                 6.25%          calendar month    30/360(2)
B-1.....................          6.25%                 6.25%          calendar month    30/360(2)
B-2.....................          6.25%                 6.25%          calendar month    30/360(2)
B-3.....................          6.25%                 6.25%          calendar month    30/360(2)

NON-OFFERED CERTIFICATES
B-4.....................          6.25%                 6.25%          calendar month    30/360(2)
B-5.....................          6.25%                 6.25%          calendar month    30/360(2)
B-6.....................          6.25%                 6.25%          calendar month    30/360(2)
P.......................           N/A                   N/A                 N/A            N/A

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(1)  Reflects the expected pass-through rate as of the closing date.

(2)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(3)  The Class PO Certificates are not entitled to any distributions of interest.

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DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

 Senior Certificates    Class A-1, Class A-2, Class
                         A-3, Class A-4, Class A-X,
                           Class PO and Class A-R
                                Certificates

    Subordinated        Class B-1, Class B-2, Class
    Certificates       B-3, Class B-4, Class B-5 and
                           Class B-6 Certificates

  Notional Amount         Class A-4 and Class A-X
    Certificates                Certificates

   Principal Only          Class PO Certificates
    Certificates

Offered Certificates     Senior Certificates, Class
                       B-1, Class B-2 and Class B-3
                                Certificates

RECORD DATE

The record date for any class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each calendar month, or if the
25th is not a business day, the next business day. The first distribution is scheduled for October 25, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o    interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

o    any interest remaining unpaid from prior distribution dates; minus

o    any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due, but was not paid, on a prior distribution date) will be payable as and to the extent described in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be

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reduced by the amount of net interest shortfalls resulting from:

o    prepayments on the mortgage loans; and

o    reductions in the mortgage rate on the mortgage loans due to Servicemembers
     Civil Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes of certificates, based on their respective interest entitlements, in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the classes of certificates in the order described below under "-- Priority of Distributions Among Certificates,"
interest will be distributed on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus under "Description of the Certificates--Principal."

All payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the other classes of senior certificates (other than the notional amount certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.25% will be equal to the net mortgage rate divided by 6.25% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.25%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the senior certificates
(other than the notional amount certificates and the Class PO certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o    in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate class certificate balance of the certificates (other than the
     Class PO Certificates); and

o    in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage may step down as described in this free writing prospectus.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for
Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

General

The amount available for distribution on the certificates on any distribution date generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o    all scheduled installments of interest and principal due and received on the mortgage loans during the applicable period, together with any advances with respect to them;

o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

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o    net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o    subsequent recoveries with respect to the mortgage loans;

o    partial or full prepayments with respect to the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and any compensating interest; and

o    any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by the seller or the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o    the servicing fee and additional servicing compensation due to the servicer;

o    the trustee fee due to the trustee;

o    lender-paid mortgage insurance premiums, if any;

o    the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o    all prepayment charges (which are distributable only to the Class P
     Certificates); and

o    all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.2000% or 0.2500% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans was 0.2039% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds will be distributed in the following order:

o    to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

o    to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o    to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

o    to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1
     Certificates, in each case subject to the limitations set forth below; and

                                        9

o    any remaining available amounts to the Class A-R Certificates.

Principal Distributions--Senior Certificates (other than the notional amount certificates and Class PO Certificates):

     On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     (2) the Priority Amount, to the Class A-3 Certificates, until its class certificate balance is reduced to zero;

     (3) sequentially, to the Class A-1 and Class A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

     (4) to the Class A-3 Certificates, without regard to the Priority Amount, until its class certificate balance is reduced to zero.

Principal Distributions--Class PO Certificates

On each distribution date, principal will be distributed to the Class PO
Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o    available funds remaining after distribution of interest on the related senior certificates; and

o    a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Principal Distributions--Subordinated Certificates; Applicable Credit Support
Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1
Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes
(referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the principal prepayments distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

o    the applicable non-PO percentage of any realized losses on the mortgage loans will be allocated in the following order of priority:

     o    first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     o    second, concurrently to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective class certificate balances, until their respective class certificate balances are reduced to zero.

o    the applicable PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of

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     principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the senior certificates (other than the notional amount certificates)
in accordance with the priorities set forth above under "-- Allocation of
Realized Losses."

Additionally, as described above under "Priority of Distributions--Principal,"
unless certain conditions are met, the senior prepayment percentage (which determines the allocation of unscheduled payments of principal between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated
principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R
Certificates, will represent the regular interests in the master REMIC. The
Class A-

                                       11

R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-X and Class A-R Certificates)
may be purchased by a pension or other benefit plan subject to the Employee
Retirement Income Security Act of 1974, as amended, or Section 4975 of the
Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                       12

                                THE MORTGAGE POOL

                    MORTGAGE RATES FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
RANGE OF MORTGAGE RATES (%)        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
---------------------------      ---------   ---------------   -----------   --------   --------   -------------   -------------

5.500 - 5.999 ................         5     $  3,162,374.80       0.85%      5.824%       732      $632,474.96       62.52%
6.000 - 6.499 ................        19       11,734,548.79       3.14       6.218        737       617,607.83       73.80
6.500 - 6.999 ................       254      156,338,861.93      41.79       6.762        717       615,507.33       71.33
7.000 - 7.499 ................       197      118,753,367.47      31.75       7.160        706       602,808.97       73.35
7.500 - 7.999 ................        99       60,190,227.49      16.09       7.635        702       607,982.10       73.50
8.000 - 8.499 ................        21       12,681,718.29       3.39       8.175        694       603,891.35       74.38
8.500 - 8.999 ................        13        9,122,482.17       2.44       8.631        697       701,729.40       77.46
9.000 - 9.499 ................         2        1,441,342.25       0.39       9.059        653       720,671.13       80.00
9.500 - 9.999 ................         1          650,000.00       0.17       9.500        621       650,000.00       79.27
                                     ---     ---------------     ------
TOTAL: .......................       611     $374,074,923.19     100.00%
                                     ===     ===============     ======

----------
(1)  The Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Cut-off Date, the weighted average
     Mortgage Rate of the Mortgage Loans was approximately 7.111% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
     Loans net of the lender paid mortgage insurance premium charged by the lender was approximately 7.108% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
---------------------------      ---------   ---------------   -----------   --------   --------   -------------   -------------

200,000.01 - 250,000.00  .....        1      $    242,400.00       0.06%      7.000%       760     $  242,400.00       80.00%
250,000.01 - 300,000.00  .....        1           251,850.02       0.07       6.875        815        251,850.02       80.00
400,000.01 - 450,000.00  .....       84        36,692,571.29       9.81       7.150        704        436,816.32       75.41
450,000.01 - 500,000.00  .....      133        63,298,460.96      16.92       7.146        703        475,928.28       74.60
500,000.01 - 550,000.00  .....       93        48,687,775.77      13.02       7.059        701        523,524.47       74.53
550,000.01 - 600,000.00  .....       93        53,777,913.88      14.38       7.026        706        578,257.14       75.07
600,000.01 - 650,000.00  .....       71        44,631,699.11      11.93       7.154        710        628,615.48       75.05
650,000.01 - 700,000.00  .....       29        19,672,480.98       5.26       7.039        710        678,361.41       72.79
700,000.01 - 750,000.00  .....       21        15,222,205.98       4.07       7.289        715        724,866.95       71.03
750,000.01 - 800,000.00  .....       11         8,573,712.75       2.29       7.146        713        779,428.43       75.93
800,000.01 - 850,000.00  .....        9         7,484,612.06       2.00       7.275        732        831,623.56       62.98
850,000.01 - 900,000.00  .....       14        12,344,210.14       3.30       7.058        725        881,729.30       67.51
900,000.01 - 950,000.00  .....        2         1,853,508.84       0.50       6.687        731        926,754.42       80.00
950,000.01 - 1,000,000.00 ....       24        23,620,808.31       6.31       7.138        717        984,200.35       71.49
1,000,000.01 - 1,100,000.00 ..        5         5,301,226.54       1.42       6.851        733      1,060,245.31       64.65
1,100,000.01 - 1,150,000.00 ..        1         1,101,296.54       0.29       7.000        699      1,101,296.54       74.73
1,150,000.01 - 1,350,000.00 ..        5         6,142,192.51       1.64       6.988        727      1,228,438.50       63.33
1,400,000.01 - 1,450,000.00 ..        1         1,425,000.00       0.38       8.875        693      1,425,000.00       73.08
1,450,000.01 - 1,500,000.00 ..        4         5,936,320.46       1.59       7.126        748      1,484,080.12       67.76
1,500,000.01 - 1,600,000.00 ..        3         4,729,023.89       1.26       7.122        732      1,576,341.30       66.14
Greater than 1,850,000.00 ....        6        13,085,653.16       3.50       7.051        724      2,180,942.19       52.25
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $612,233.92.

                                       13

            ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
------------------------         ---------   ---------------   -----------   --------   --------   -------------   -------------

20.01 - 25.00 ................        1      $    587,615.36       0.16%      8.125%       696     $  587,615.36       21.00%
30.01 - 35.00 ................        3         2,110,314.77       0.56       6.861        735        703,438.26       33.01
35.01 - 40.00 ................        3         1,692,197.95       0.45       6.858        712        564,065.98       38.61
40.01 - 45.00 ................        4         4,044,567.34       1.08       7.295        709      1,011,141.84       43.64
45.01 - 50.00 ................        8         9,324,238.81       2.49       6.626        727      1,165,529.85       48.71
50.01 - 55.00 ................       13         9,665,945.54       2.58       7.034        713        743,534.27       52.47
55.01 - 60.00 ................       35        21,973,325.04       5.87       6.949        710        627,809.29       58.05
60.01 - 65.00 ................       51        39,733,166.88      10.62       7.075        727        779,081.70       63.87
65.01 - 70.00 ................       57        35,800,138.98       9.57       6.926        709        628,072.61       68.29
70.01 - 75.00 ................       66        41,355,871.35      11.06       7.299        701        626,604.11       73.81
75.01 - 80.00 ................      361       203,369,765.54      54.37       7.144        709        563,351.15       79.60
80.01 - 85.00 ................        5         2,665,199.65       0.71       7.597        678        533,039.93       83.60
85.01 - 90.00 ................        3         1,303,009.51       0.35       7.372        673        434,336.50       89.60
90.01 - 95.00 ................        1           449,566.47       0.12       7.625        641        449,566.47       93.75
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.62%.

             ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
ORIGINAL TERM TO STATED           MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
-----------------------          ---------   ---------------   -----------   --------   --------   -------------   -------------

360 ..........................      611      $374,074,923.19     100.00%      7.111%       710      $612,233.92       72.62%
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

          REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
RANGE OF REMAINING TERMS          MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
TO STATED MATURITY (MONTHS)        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
---------------------------      ---------   ---------------   -----------   --------   --------   -------------   -------------

240 - 359 ....................      299      $191,774,123.19      51.27%      7.206%       711      $641,385.03       71.54%
360 ..........................      312       182,300,800.00      48.73       7.011        709       584,297.44       73.76
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Mortgage Loans was approximately 359 months.

                                       14

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
GEOGRAPHIC DISTRIBUTION            LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
-----------------------          ---------   ---------------   -----------   --------   --------   -------------   -------------

Arizona ......................       18      $ 10,635,098.33       2.84%      7.291%       722     $  590,838.80       77.43%
California ...................      268       165,284,953.46      44.18       6.956        715        616,734.90       70.37
Colorado .....................        8         4,788,414.85       1.28       7.343        736        598,551.86       73.05
Connecticut ..................       11         6,651,094.64       1.78       7.399        694        604,644.97       75.92
Delaware .....................        3         1,524,769.50       0.41       6.912        695        508,256.50       73.31
District of Columbia .........        1           705,600.00       0.19       6.875        792        705,600.00       80.00
Florida ......................       37        23,909,335.81       6.39       7.505        702        646,198.27       70.77
Georgia ......................        8         4,599,867.57       1.23       7.010        703        574,983.45       76.59
Hawaii .......................        1           765,000.00       0.20       6.625        751        765,000.00       58.85
Idaho ........................        1           500,000.00       0.13       7.875        786        500,000.00       64.52
Illinois .....................        9         6,097,844.07       1.63       7.340        726        677,538.23       71.40
Indiana ......................        1           601,450.00       0.16       7.000        749        601,450.00       74.25
Kentucky .....................        1           468,228.88       0.13       7.000        716        468,228.88       70.00
Massachusetts ................       13         6,979,453.76       1.87       7.309        677        536,881.06       77.19
Maine ........................        1           445,000.00       0.12       7.625        785        445,000.00       73.31
Maryland .....................       23        11,920,430.98       3.19       7.220        695        518,279.61       78.06
Michigan .....................       11         6,572,125.28       1.76       7.221        713        597,465.93       78.65
Minnesota ....................        5         2,958,000.00       0.79       7.271        671        591,600.00       70.54
Missouri .....................        2         1,600,000.00       0.43       6.346        720        800,000.00       80.00
New Hampshire ................        1           529,354.90       0.14       6.875        701        529,354.90       80.00
New Jersey ...................       27        16,797,353.81       4.49       7.099        691        622,124.22       75.46
Nevada .......................       13         7,979,316.28       2.13       7.135        718        613,793.56       75.51
New York .....................       65        40,930,734.38      10.94       7.244        699        629,703.61       74.75
North Carolina ...............        1           488,000.00       0.13       6.875        649        488,000.00       80.00
Ohio .........................        3         1,525,880.59       0.41       6.904        762        508,626.86       77.42
Oklahoma .....................        1           512,750.00       0.14       7.375        664        512,750.00       59.28
Oregon .......................        6         3,216,033.60       0.86       7.131        692        536,005.60       76.42
Pennsylvania .................        4         1,957,506.40       0.52       6.831        682        489,376.60       80.00
Rhode Island .................        1           520,000.00       0.14       6.875        702        520,000.00       80.00
South Carolina ...............        6         6,670,267.46       1.78       7.256        706      1,111,711.24       51.60
Tennessee ....................        2         1,012,450.00       0.27       6.738        735        506,225.00       79.41
Texas ........................       12         7,149,058.26       1.91       7.094        750        595,754.86       75.18
Utah .........................        3         2,531,300.00       0.68       7.602        738        843,766.67       75.88
Virginia .....................       27        14,793,857.26       3.95       7.218        715        547,920.64       79.13
Washington ...................       15         9,066,857.76       2.42       7.051        704        604,457.18       76.60
Wisconsin ....................        1           799,920.00       0.21       7.375        771        799,920.00       80.00
Wyoming ......................        1           587,615.36       0.16       8.125        696        587,615.36       21.00
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

                                       15

               MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
---------------------------      ---------   ---------------   -----------   --------   --------   -------------   -------------

620 - 639 ....................       43      $ 24,249,344.05       6.48%      7.295%       628      $563,938.23       70.83%
640 - 659 ....................       62        33,611,761.06       8.99       7.349        649       542,125.18       75.40
660 - 679 ....................       78        43,517,621.94      11.63       7.202        670       557,918.23       75.73
680 - 699 ....................      107        66,879,835.18      17.88       7.168        690       625,045.19       73.54
700 - 719 ....................       74        44,030,088.56      11.77       7.049        710       595,001.20       74.04
720 - 739 ....................       79        55,518,304.96      14.84       7.054        728       702,763.35       68.13
740 - 759 ....................       66        43,973,352.38      11.76       6.947        748       666,262.91       71.01
760 - 779 ....................       50        30,297,110.70       8.10       7.061        770       605,942.21       74.22
780 - 799 ....................       36        21,154,047.68       5.66       6.996        788       587,612.44       72.84
800 - 819 ....................       15        10,402,134.39       2.78       6.819        807       693,475.63       68.78
Greater than or equal to
   820 .......................        1           441,322.29       0.12       6.625        840       441,322.29       68.87
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Mortgage Loans was approximately 710.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
-------------                    ---------   ---------------   -----------   --------   --------   -------------   -------------

Two-Family Residence .........       21      $ 14,185,549.83       3.79%      7.076%       705     $  675,502.37       74.91%
Three-Family Residence .......        6         4,168,793.23       1.11       7.097        703        694,798.87       65.44
Four-Family Residence ........        2         1,820,000.00       0.49       6.990        740        910,000.00       70.00
Low-rise Condominium .........       28        16,560,178.13       4.43       7.288        723        591,434.93       75.45
High-rise Condominium ........        5         5,374,033.96       1.44       7.125        738      1,074,806.79       65.02
Planned Unit Development
   (PUD) .....................       99        57,074,717.35      15.26       7.069        718        576,512.30       73.88
Single Family Residence ......      441       270,127,766.77      72.21       7.112        707        612,534.62       72.33
Townhouse ....................        9         4,763,883.92       1.27       7.071        720        529,320.44       73.73
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

                         PURPOSES OF THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
------------                     ---------   ---------------   -----------   --------   --------   -------------   -------------

Refinance (Cash-out) .........      305      $192,758,317.92      51.53%      7.084%       703      $631,994.48       69.81%
Refinance (Rate/Term) ........       77        46,132,304.11      12.33       7.084        710       599,120.83       71.98
Purchase .....................      229       135,184,301.16      36.14       7.158        721       590,324.46       76.86
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

                                       16

                   OCCUPANCY TYPES FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
OCCUPANCY TYPE                     LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
--------------                   ---------   ---------------   -----------   --------   --------   -------------   -------------

Investment ...................       44      $ 30,151,601.74       8.06%      7.406%       721      $685,263.68       66.38%
Owner Occupied ...............      544       329,733,821.56      88.15       7.081        709       606,128.35       73.20
Second Home ..................       23        14,189,499.89       3.79       7.182        728       616,934.78       72.51
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
TYPE OF PROGRAM                    LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
---------------                  ---------   ---------------   -----------   --------   --------   -------------   -------------

Full/Alternate ...............      152      $ 95,545,549.57      25.54%      6.914%       713      $628,589.14       74.04%
Stated Income ................      282       172,526,862.72      46.12       7.144        707       611,797.39       73.87
No Ratio .....................       67        40,333,357.28      10.78       7.274        714       601,990.41       74.40
No Income/No Asset ...........       55        32,663,019.02       8.73       7.280        707       593,873.07       69.02
No Doc .......................       55        33,006,134.60       8.82       7.144        717       600,111.54       63.39
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

                  RANGES OF LOAN AGE FOR THE MORTGAGE LOANS (1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
RANGE OF                          MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
LOAN AGE (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
-----------------                ---------   ---------------   -----------   --------   --------   -------------   -------------

0 ............................      312      $182,300,800.00      48.73%      7.011%       709      $584,297.44       73.76%
1 ............................      165       110,527,989.65      29.55       7.068        709       669,866.60       69.70
2 - 6 ........................      128        77,633,128.40      20.75       7.391        714       606,508.82       73.63
7 - 11 .......................        6         3,613,005.14       0.97       7.455        708       602,167.52       83.04
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

                                       17

                  PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
PREPAYMENT CHARGE                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
TERM (MONTHS)                      LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
-----------------                ---------   ---------------   -----------   --------   --------   -------------   -------------

None .........................      452      $276,381,906.50      73.88%      7.117%       711      $611,464.39       72.45%
12-Soft ......................        2           913,293.39       0.24       7.115        760       456,646.70       75.28
12-Hard ......................       30        19,580,164.57       5.23       7.317        697       652,672.15       74.64
24-Hard ......................        9         4,690,300.00       1.25       7.027        728       521,144.44       70.44
36-Soft ......................       22        12,423,930.87       3.32       7.238        715       564,724.13       73.50
36-Hard ......................       95        59,610,625.82      15.94       6.998        706       627,480.27       72.70
60-Soft ......................        1           474,702.04       0.13       6.500        736       474,702.04       71.58
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

                   ORIGINATION CHANNEL FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
ORIGINATION CHANNEL                LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
-------------------              ---------   ---------------   -----------   --------   --------   -------------   -------------

Consumer Direct ..............        4      $  2,147,800.00       0.57%      7.406%       676      $536,950.00       74.29%
Mortgage Professionals .......      204       127,890,252.00      34.19       6.983        711       626,913.00       72.55
Correspondent ................       95        60,698,275.90      16.23       7.069        715       638,929.22       70.70
Conduit ......................      308       183,338,595.29      49.01       7.211        708       595,255.18       73.29
                                    ---      ---------------     ------
TOTAL: .......................      611      $374,074,923.19     100.00%
                                    ===      ===============     ======

                                       18

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank,
F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-L will consist of the
Class A-1, Class A-2, Class A-3, Class A-4, Class PO, Class A-X, Class A-R,
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P
Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "OFFERED CERTIFICATES") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional
Amounts may vary in the aggregate by plus or minus 5%.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                       CLASSES OF CERTIFICATES
----------------------------   ----------------------------------------------

Senior Certificates              Class A-1, Class A-2, Class A-3, Class A-4,
                               Class PO, Class A-X and Class A-R Certificates

Subordinated Certificates        Class B-1, Class B-2, Class B-3, Class B-4,
                                    Class B-5 and Class B-6 Certificates

Notional Amount Certificates        Class A-4 and Class A-X Certificates

Private Certificates             Class B-4, Class B-5, Class B-6 and Class P
                                                 Certificates

The certificates are generally referred to as the following types:

         CLASS                               TYPE
------------------------   -------------------------------------
Class A-1 Certificates:        Senior/Fixed Pass-Through Rate

Class A-2 Certificates:        Senior/Fixed Pass-Through Rate

Class A-3 Certificates:      Senior/NAS/Fixed Pass-Through Rate

Class A-4 Certificates:    Senior/Notional Amount/Interest Only/
                                   Fixed Pass-Through Rate

Class A-X Certificates:    Senior/Notional Amount/Interest Only/
                                   Fixed Pass-Through Rate

Class PO Certificates:              Senior/Principal Only

Class A-R Certificates:             Senior/REMIC Residual

Class B-1 Certificates:     Subordinated/Fixed Pass-Through Rate

Class B-2 Certificates:     Subordinated/Fixed Pass-Through Rate

Class B-3 Certificates:     Subordinated/Fixed Pass-Through Rate

Class B-4 Certificates:     Subordinated/Fixed Pass-Through Rate

Class B-5 Certificates:     Subordinated/Fixed Pass-Through Rate

                                       19

         CLASS                               TYPE
------------------------   -------------------------------------
Class B-6 Certificates:     Subordinated/Fixed Pass-Through Rate

Class P Certificates:               Prepayment Charges

     The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate
Balances of the private certificates are set forth in this free writing prospectus under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The
Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial
Class Certificate Balance of that class reduced by the sum of

o    all amounts previously distributed to holders of certificates of that class as distributions of principal;

o    the amount of Realized Losses (including Excess Losses) allocated to that class; and

o    in the case of any class of subordinated certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the Mortgage Loans distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

     The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $349,759,400 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately
93.50%. Each class of subordinated certificates will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of:

                                CLASS   PERCENTAGE
                                -----   ----------
                                B-1        2.80%
                                B-2        1.30%
                                B-3        0.70%
                                B-4        0.75%
                                B-5        0.55%
                                B-6        0.40%

                                       20

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

     The Class A-4 and Class A X Certificates (collectively, the "NOTIONAL
AMOUNT CERTIFICATES") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

     The "NOTIONAL AMOUNT" of the Class A-4 Certificates for any Distribution
Date will equal the Class Certificate Balance of the Class A-3 Certificates
immediately prior to that Distribution Date.

     The "NOTIONAL AMOUNT" of the Class A-X Certificates for any Distribution
Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the Non-Discount
Mortgage Loans, weighted on the basis of their respective Stated Principal
Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period)
over (b) 6.25% per annum, and the denominator of which is 6.25% per annum and
(ii) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans
as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period). As of the closing date, the Notional Amount of the Class A-X Certificates is expected to be approximately $39,564,940.

     The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the
offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan
Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN
DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry
Certificates for the Certificates (other than the Class A-R Certificates) and each class of subordinated certificates in minimum denominations representing
Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry
Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry
Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive
Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate
Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that

                                       21

maintains the beneficial owner's account for such purpose. In turn, the
Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC
Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC
Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

                                       22

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC
Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR
OPERATOR") in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance

                                       23

accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the
Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate
Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to
Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor

                                       24

or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC
(or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or before the closing date, the servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate
Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the
"DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution
Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     Certificate Account. At the direction of the servicer, all funds in the
Certificate Account will be invested in permitted investments at the direction of the servicer. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the
Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Certificate Account and made in accordance with the pooling and servicing agreement.

     Distribution Account. Funds on deposit in the Distribution Account will not be invested.

                                       25

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)               AMOUNT            GENERAL PURPOSE             SOURCE (2)              FREQUENCY
------------------------  ---------------------------  ----------------  ------------------------------  -----------

FEES

Servicing Fee / Servicer  0.2000% or 0.2500% per       Compensation      Interest collected with         Monthly
                          annum of the Stated                            respect to each Mortgage Loan
                          Principal Balance of each                      and any Liquidation Proceeds
                          Mortgage Loan (3)                              or Subsequent Recoveries that
                                                                         are allocable to accrued and
                                                                         unpaid interest (4)

Additional Servicing      o    Prepayment Interest     Compensation      Interest collections with       Time to time
Compensation / Servicer        Excess (5)                                respect to each Mortgage Loan

                          o    All late payment fees,  Compensation      Payments made by obligors with  Time to time
                               assumption fees and                       respect to the Mortgage Loans
                               other similar charges
                               (excluding prepayment
                               charges)

                          o    All investment income   Compensation      Investment income related to    Monthly
                               earned on amounts on                      the Certificate Account
                               deposit in the
                               Certificate Account

                          o    Excess Proceeds (5)     Compensation      Liquidation Proceeds and        Time to time
                                                                         Subsequent Recoveries

Trustee Fee / Trustee     0.0085% per annum of the     Compensation      Interest Distribution Amount    Monthly
                          Stated Principal Balance of
                          each Mortgage Loan

EXPENSES

Insurance expenses /      Expenses incurred by the     Reimbursement     To the extent the expenses are  Time to time
Servicer                  Servicer                     of Expenses       covered by an insurance policy
                                                                         with respect to the Mortgage
                                                                         Loan

                                       26

  TYPE / RECIPIENT (1)               AMOUNT            GENERAL PURPOSE             SOURCE (2)              FREQUENCY
------------------------  ---------------------------  ----------------  ------------------------------  -----------

Advances / Servicer       To the extent of funds       Reimbursement of  With respect to each Mortgage   Time to time
                          available, the amount of     Expenses          Loan, late recoveries of the
                          any advances                                   payments of the costs and
                                                                         expenses, Liquidation
                                                                         Proceeds, Subsequent
                                                                         Recoveries, purchase proceeds
                                                                         or repurchase proceeds for
                                                                         that Mortgage Loan (6)

Indemnification expenses  Amounts for which the        Indemnification   Amounts on deposit on the       Monthly
/ Seller, Servicer and    seller, the Servicer and                       Certificate Account on any
Depositor                 the depositor are entitled                     Distribution Account Deposit
                          to indemnification (7)                         Date, following the transfer
                                                                         to the Distribution Account

(1)  If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal either 0.2000% or
     0.2500% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)  The servicing fee is payable from interest collections on the Mortgage
     Loans, but may be paid from any other amounts on deposit in the Certificate
     Account, if interest collections are insufficient to pay the Servicing Fee.

(5)  "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
     Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the
     Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)  Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds,
     Subsequent Recoveries, purchase proceeds or repurchase proceeds for that
     Mortgage Loan.

(7)  Each of the seller, the servicer and the depositor are entitled to indemnification of certain expenses.

                                       27

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in October 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for any class of certificates and any
Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date based on the
Available Funds for such Distribution Date, and distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date after giving effect to distributions on all classes of senior certificates and payment in respect of Class PO Deferred Amounts, and will be made in the following order of priority:

     1.   to interest on each interest- bearing class of senior certificates, pro rata based on their respective Interest Distribution Amounts;

     2.   to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under
          "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes of certificates on the Distribution Date;

     3.   to any Class PO Deferred Amounts, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

     4.   to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and "--
          Principal."

     "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of:

o    all scheduled installments of interest (net of the Expense Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination
     Date, together with any advances with respect to them;

o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage
     Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans;

                                       28

o    all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and
     Compensating Interest; and

o    amounts received with respect to the Distribution Date as the Substitution
     Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the seller or the servicer as of the
     Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the
Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     The classes of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

     On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST
DISTRIBUTION AMOUNT" for any interest-bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or
Notional Amount, as the case may be, immediately prior to the applicable
Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "UNPAID INTEREST AMOUNTS"). The Class
PO Certificates are principal only certificates and will not bear interest.

     With respect to each Distribution Date for the certificates, the "INTEREST
ACCRUAL PERIOD" will be the calendar month preceding the month of the
Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30 day months.

     The interest entitlement described above for each interest-bearing class of certificates for any Distribution Date will be reduced by the amount of Net
Interest Shortfalls. With respect to any Distribution Date, the "NET INTEREST
SHORTFALL" is equal to the sum of:

     o    any net prepayment interest shortfalls for that Distribution Date and

     o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act
          Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction
          or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local law.

     With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date. A "PREPAYMENT INTEREST
SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment
Period occurring in the month prior to the month of the applicable Distribution
Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage
Loan.

                                       29

     If on any Distribution Date, Available Funds in the Certificate Account
applied in the order described above under "-- Priority of Distributions Among
Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next
Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (a) the related Class PO
Certificates and (b) the senior certificates (other than the Notional Amount
Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO
Percentage, respectively, of those amounts.

     The "NON-PO PERCENTAGE" with respect to any Mortgage Loan with an adjusted net mortgage rate less than 6.25% (each a "DISCOUNT MORTGAGE LOAN") will be equal to the adjusted net mortgage rate divided by 6.25% and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than
6.25% (each a "NON-DISCOUNT MORTGAGE LOAN"), will be 100%.

     The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be equal to (6.25% minus the adjusted net mortgage rate) divided by 6.25% and, with respect to any Non-Discount Mortgage Loan, will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO
Formula Principal Amount will be distributed as principal to the classes of senior certificates (other than the Notional Amount Certificates and Class PO
Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated
Principal Distribution Amount.

     The "NON-PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of:

          (a)  all monthly payments of principal due on each Mortgage Loan on the related Due Date,

          (b)  the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a
               modification of the Mortgage Loan,

          (c)  the Substitution Adjustment Amount in connection with any deleted
               Mortgage Loan received with respect to the Distribution Date,

          (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet
               Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e)  with respect to each Mortgage Loan that became a Liquidated
               Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage
               Loan, and

          (f)  all partial and full principal prepayments by borrowers on the
               Mortgage Loans received during the Prepayment Period, including the principal portion of the purchase price of

                                       30

               any Mortgage Loan that was repurchased due to modification of the
               Mortgage Loan in lieu of refinancing, and

     (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage
Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the related
Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent
Recoveries received during the calendar month preceding the month of such
Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date before the
Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to
the amount of the Senior Principal Distribution Amount for the Distribution Date
will be distributed as principal in the following priority:

                  (i) to the Class A-R Certificates, until its Class Certificate
         Balance is reduced to zero;

                  (ii) the Priority Amount, to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero;

                  (iii) sequentially, to the Class A-1 and Class A-2
         Certificates, in that order, until their respective Class Certificate
         Balances are reduced to zero; and

                  (iv) to the Class A-3 Certificates, without regard to the
         Priority Amount, until its Class Certificate Balance is reduced to zero.

     On each Distribution Date on and after the Senior Credit Support Depletion
Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the classes of Senior Certificates (other than the Notional Amount
Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The "PRIORITY AMOUNT" for any Distribution Date will equal the product of
(A) the sum of (i) the Scheduled Principal Distribution Amount, and (ii) the
Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the
Priority Percentage.

     "PRIORITY PERCENTAGE" for any Distribution Date, will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate
Balance of the Class A-3 Certificates immediately prior to such Distribution
Date, and the denominator of which is the aggregate Class Certificate Balance of all of the certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

     "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for that
Distribution Date; provided, however, that if a Bankruptcy Loss that is an
Excess Loss is sustained with respect to a Mortgage Loan that is not a
Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO
Formula Principal Amount for that Distribution Date.

          The "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third

                                       31

year thereafter, 60%; for any Distribution Date in the fourth year thereafter,
80%; and for any Distribution Date thereafter, 100%.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

     "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of

     (i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of
     Non-PO Formula Principal Amount for that Distribution Date,

     (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          o    the Senior Percentage of the applicable Non-PO Percentage of the
               Stated Principal Balance of the Mortgage Loan, and

          o    either

               o    if no Excess Losses were sustained on a Liquidated Mortgage
                    Loan during the preceding calendar month, the Senior
                    Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to
                    principal received on the Mortgage Loan or

               o    if an Excess Loss were sustained on the Liquidated Mortgage
                    Loan during the preceding calendar month, the Senior
                    Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

     (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of
     Non-PO Formula Principal Amount and Distribution Date; and

     (iv) the Senior Prepayment Percentage of any Subsequent Recoveries
     described in clause (ii) of the definition of Non-PO Formula Principal
     Amount and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior
Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

                                       32

     The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class
Certificate Balance of the senior certificates (other than the Class PO
Certificates and the Notional Amount Certificates) immediately before the
Distribution Date and the denominator of which is the aggregate Class
Certificate Balance of the Certificates ((other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution
Date. For any Distribution Date, the "SUBORDINATED PERCENTAGE" for the
subordinated certificates will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.
Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Class
PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "SUBORDINATED PREPAYMENT PERCENTAGE" as of any
Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:
for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any
Distribution Date in the second year thereafter, the Senior Percentage plus 60%
of the Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the Senior Percentage plus 40% of the
Subordinated Percentage for the Distribution Date; for any Distribution Date in
the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated
Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the
Senior Prepayment Percentage for the Distribution Date will once again equal
100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage will occur unless both of the step down conditions listed below are satisfied:

o    the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period) (including any
     Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o    cumulative Realized Losses on the Mortgage Loans do not exceed

     o    commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate
          Balance of the subordinated certificates as of the closing date (the
          "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

     o    commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

     o    commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

     o    commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

     o    commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

                                       33

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds, the Non-PO Formula Principal Amount, up to the
amount of the Subordinated Principal Distribution Amount for the Distribution
Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal
Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination
Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "APPLICABLE CREDIT SUPPORT
PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE
CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                         Class B-1............   6.50%
                         Class B-2............   3.70%
                         Class B-3............   2.40%
                         Class B-4............   1.70%
                         Class B-5............   0.95%
                         Class B-6............   0.40%

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the sum of:

o    the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable
     Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution
     Amount, up to the related Subordinated Percentage of the applicable Non-PO
     Percentage of the Stated Principal Balance of the Mortgage Loan,

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o    the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

o    the Subordinated Prepayment Percentage of any Subsequent Recoveries
     described in clause (ii) of the definition of Non-PO Formula Principal
     Amount for that Distribution Date, reduced by the amount of any payments in respect of Class PO Deferred Amounts on the Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive any
Available Funds remaining after distribution of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class PO Certificates
and interest and principal on the subordinated certificates, as described above.
It is not anticipated that there will be any significant amounts remaining for that distribution.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the
Distribution Date and (y) the product of

          o    Available Funds remaining after distribution of interest on the senior certificates, and

          o    a fraction, the numerator of which is the PO Formula Principal
               Amount and the denominator of which is the sum of that PO Formula
               Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is
calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the Notional Amount Certificates and the
Class PO Certificates) will be in an amount equal to the product of Available
Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

     (i) the sum of the applicable PO Percentage of:

          (a)  all monthly payments of principal due on each Mortgage Loan on the related Due Date,

          (b)  the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a
               modification of the Mortgage Rate,

          (c)  the Substitution Adjustment Amount received for the Distribution
               Date,

          (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet
               Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e)  for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

          (f)  all partial and full principal prepayments by borrowers on the
               Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase

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               price of any Mortgage Loan that was repurchased due to
               modification of the Mortgage Rate, and

     (ii) with respect to Subsequent Recoveries attributable to a Discount
Mortgage Loan that incurred (1) an Excess Loss or (2) a Realized Loss after the
Senior Credit Support Depletion Date, the PO Percentage of any Subsequent
Recoveries received during the calendar month preceding the month of that
Distribution Date.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized
Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates, until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior Credit Support
Depletion Date, will be treated as a "CLASS PO DEFERRED AMOUNT." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds for the
Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate
Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred
Amounts. After the Senior Credit Support Depletion Date, no new Class PO
Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized
Loss on the Mortgage Loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates (other than the
Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances, until their respective Class
Certificate Balances are reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of Excess
Losses will be allocated among all classes of certificates (other than the
Notional Amount Certificates and the Class PO Certificates), pro rata, based on their Class Certificate Balances.

     Because principal distributions are paid to some classes of certificates
(other than the Class PO Certificates and the Notional Amount Certificates)
before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of
Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are
Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage
Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement -- Special Hazard Insurance Policies."

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     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

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